Exhibit 10.4

Summary of Charles Vinick Employment Arrangement

Effective August 1, 2010, Charles Vinick was appointed full-time Executive Chairman.  Mr. Vinick receives an annual salary of $225,000 and was granted 1,000,000 five-year non-qualified stock options exercisable at $0.82 per share.  Of the options: (i) 250,000 are fully vested and (ii) the balance vest in equal increments each June 30th and December 31st with the first vesting date being June 30, 2011 and the last vesting date being June 30, 2013.  Mr. Vinick will receive an annual bonus equivalent to one percent of the annual growth in EBITA year-over-year.